Exhibit Number

99.1

Investor Contact:	Kevin Hammons President and Chief Financial Officer (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES SECOND QUARTER

ENDED JUNE 30, 2022 RESULTS

FRANKLIN, Tenn. (July 27, 2022) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2022.

The following highlights the financial and operating results for the three months ended June 30, 2022.

•	Net operating revenues totaled $2.934 billion.

•

Net loss attributable to Community Health Systems, Inc. stockholders was $(326) million, or $(2.52) per share (diluted), compared to net income of $6 million, or $0.04 per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 14, net loss attributable to Community Health Systems, Inc. stockholders was $(2.52) per share (diluted), compared to net income of $0.23 per share (diluted) for the same period in 2021.

•	Adjusted EBITDA was $253 million, including $8 million of pandemic relief funds.

•	Net cash provided by operating activities was $53 million for the three months ended June 30, 2022, compared to $179 million for the three months ended June 30, 2021.

•	On a same-store basis, admissions decreased 3.5 percent and adjusted admissions decreased 0.5 percent, compared with the same period in 2021.

Net operating revenues for the three months ended June 30, 2022, totaled $2.934 billion, a 2.4 percent decrease compared with $3.007 billion for the same period in 2021.

Net loss attributable to Community Health Systems, Inc. stockholders was $(326) million, or $(2.52) per share (diluted), for the three months ended June 30, 2022, compared to net income of $6 million, or $0.04 per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 14, net loss attributable to Community Health Systems, Inc. stockholders was $(2.52) per share (diluted) for the three months ended June 30, 2022, compared to net income of $0.23 per share (diluted) for the same period in 2021. Pandemic relief funds, as more specifically described below, had a positive impact on net (loss) income attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $6 million, or $0.05 on a per share (diluted) basis, for the three months ended June 30, 2022, and less than $1 million, or $0.00 on a per share (diluted) basis, for the same period in 2021. Weighted-average shares outstanding (diluted) were 129 million and 131 million for the three months ended June 30, 2022 and 2021, respectively.

Adjusted EBITDA for the three months ended June 30, 2022, was $253 million compared with $453 million for the same period in 2021. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $8 million and $1 million for the three months ended June 30, 2022 and 2021, respectively.

The consolidated operating results for the three months ended June 30, 2022, reflect a 3.4 percent decrease in admissions and a 0.4 percent decrease in adjusted admissions, compared with the same period in 2021. On a same-store basis, admissions decreased 3.5 percent and adjusted admissions decreased 0.5 percent for the three months ended June 30, 2022, compared with the same period in 2021. On a same-store basis, net operating revenues decreased 2.6 percent for the three months ended June 30, 2022, compared with the same period in 2021.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

Net operating revenues for the six months ended June 30, 2022, totaled $6.044 billion, a 0.4 percent increase compared with $6.020 billion for the same period in 2021.

Net loss attributable to Community Health Systems, Inc. stockholders was $(327) million, or $(2.54) per share (diluted), for the six months ended June 30, 2022, compared to $(58) million, or $(0.46) per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net loss attributable to Community Health Systems, Inc. stockholders was $(2.40) per share (diluted) for the six months ended June 30, 2022, compared to net income of $0.60 per share (diluted) for the same period in 2021. Pandemic relief funds, as more specifically described below, had a positive impact on net loss attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $41 million, or $0.32 on a per share (diluted) basis, for the six months ended June 30, 2022, and approximately $63 million, or $0.50 on a per share (diluted) basis, for the same period in 2021. Weighted-average shares outstanding (diluted) were 128 million and 126 million for the six months ended June 30, 2022 and 2021, respectively.

Adjusted EBITDA for the six months ended June 30, 2022, was $662 million compared with $948 million for the same period in 2021. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $55 million and $83 million for the six months ended June 30, 2022 and 2021, respectively.

The consolidated operating results for the six months ended June 30, 2022, reflect a 2.5 percent decrease in admissions and a 0.8 percent increase in adjusted admissions, compared with the same period in 2021. On a same-store basis, admissions decreased 1.9 percent and adjusted admissions increased 1.3 percent for the six months ended June 30, 2022, compared with the same period in 2021. On a same-store basis, net operating revenues increased 0.6 percent for the six months ended June 30, 2022, compared with the same period in 2021.

The Company received pandemic relief fund payments through various federal, state and local programs of approximately $10 million and $4 million during the three months ended June 30, 2022 and 2021, respectively, and approximately $52 million and $7 million for the six months ended June 30, 2022 and 2021, respectively. The Company recognized pandemic relief funds eligible to be claimed as a reduction in operating costs and expenses of approximately $8 million and $1 million during the three months ended June 30, 2022 and 2021, respectively, and approximately $55 million and $83 million for the six months ended June 30, 2022 and 2021, respectively. Amounts recognized are denoted by the caption “pandemic relief funds” in the condensed consolidated statements of loss. Pandemic relief funds that have not yet been recognized as a reduction in operating costs and expenses or otherwise refunded to the U.S. Department of Health and Human Services or the various state and local agencies as of June 30, 2022, totaled approximately $11 million and are reflected within accrued liabilities-other in the condensed consolidated balance sheet.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “Our results in the second quarter were affected by challenging operating dynamics that included lower than anticipated volume, lower net revenue per adjusted admission, and significant contract labor costs driven by labor market and inflationary pressures. We have initiatives underway intended to actively address these pressures by accelerating strategic growth opportunities in key markets, aggressively working to recruit and retain permanent staff to replace contract labor, achieving incremental expense reductions, and leveraging our centralized resources to achieve improved results. Over the past several quarters, we have made strategic investments in our markets, and we continue to believe we are well-positioned to meet healthcare demand and take market share as patient volumes return. We are committed to intense operational execution, and we remain confident that our strategies will deliver long-term growth and value.”

The Company completed the divestiture of one hospital on July 1, 2022 (in respect of which the Company received proceeds at a preliminary closing on June 30, 2022). Financial and statistical data for 2022 and 2021 presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results exclude businesses divested or closed in 2021 and one hospital opened in 2022.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, and expense from settlement and fair value adjustments on the contingent value right agreement liability related to the Health Management Associates, Inc. (“HMA”) legal proceedings and related legal expenses. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net (loss) income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below. Additionally, this press release presents adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 15, 16, 17, 18 and 19 of this press release are tables setting forth the Company’s 2022 updated annual earnings guidance. The 2022 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time as more specifically discussed below.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 47 distinct markets across 16 states. As of July 27, 2022, the Company’s subsidiaries own or lease 83 affiliated hospitals with approximately 13,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, July 28, 2022, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2022. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net operating revenues	$2,934	$3,007	$6,044	$6,020
Net (loss) income (f)	(298)	37	(268)	2
Net (loss) income attributable to Community Health Systems, Inc. stockholders	(326)	6	(327)	(58)
Adjusted EBITDA (c)	253	453	662	948
Net cash provided by operating activities	53	179	154	280
(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(2.52)	$0.04	$(2.54)	$(0.46)
Diluted (e), (f)	(2.52)	0.04	(2.54)	(0.46)
Weighted-average number of shares outstanding (d):
Basic	129	127	128	126
Diluted	129	131	128	126

For footnotes, see pages 12, 13 and 14.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2022		2021
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$2,934	100.0%	$3,007	100.0%
Operating costs and expenses:
Salaries and benefits	1,295	44.1%	1,266	42.1%
Supplies	487	16.6%	500	16.6%
Other operating expenses	830	28.3%	715	23.8%
Lease cost and rent	78	2.7%	78	2.6%
Pandemic relief funds	(8)	(0.3)%	(1)	(0.0)%
Depreciation and amortization	133	4.5%	133	4.4%
Impairment and (gain) loss on sale of businesses, net (f)	—	—%	2	0.1%

Total operating costs and expenses	2,815	95.9%	2,693	89.6%

Income from operations (f)	119	4.1%	314	10.4%
Interest expense, net	218	7.4%	219	7.2%
Loss from early extinguishment of debt	—	—%	8	0.3%
Equity in earnings of unconsolidated affiliates	(1)	(0.0)%	(4)	(0.1)%

(Loss) income before income taxes	(98)	(3.3)%	91	3.0%
Provision for income taxes	200	6.8%	54	1.8%

Net (loss) income (f)	(298)	(10.1)%	37	1.2%
Less: Net income attributable to noncontrolling interests	28	1.0%	31	1.0%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(326)	(11.1)%	$6	0.2%

(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(2.52)		$0.04

Diluted (e), (f)	$(2.52)		$0.04

Weighted-average number of shares outstanding (d):
Basic	129		127

Diluted	129		131

For footnotes, see pages 12, 13 and 14.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2022		2021
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$6,044	100.0%	$6,020	100.0%
Operating costs and expenses:
Salaries and benefits	2,620	43.4%	2,569	42.7%
Supplies	985	16.3%	992	16.5%
Other operating expenses	1,683	27.8%	1,453	24.1%
Lease cost and rent	155	2.6%	156	2.6%
Pandemic relief funds	(55)	(0.9)%	(83)	(1.4)%
Depreciation and amortization	261	4.3%	272	4.5%
Impairment and (gain) loss on sale of businesses, net (f)	6	0.1%	23	0.4%

Total operating costs and expenses	5,655	93.6%	5,382	89.4%

Income from operations (f)	389	6.4%	638	10.6%
Interest expense, net	435	7.2%	449	7.5%
Loss from early extinguishment of debt	5	—%	79	1.3%
Equity in earnings of unconsolidated affiliates	(6)	(0.1)%	(15)	(0.2)%

(Loss) income before income taxes	(45)	(0.7)%	125	2.0%
Provision for income taxes	223	3.7%	123	2.0%

Net (loss) income (f)	(268)	(4.4)%	2	0.0%
Less: Net income attributable to noncontrolling interests	59	1.0%	60	1.0%

Net loss attributable to Community Health Systems, Inc. stockholders	$(327)	(5.4)%	$(58)	(1.0)%

Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(2.54)		$(0.46)

Diluted (e), (f)	$(2.54)		$(0.46)

Weighted-average number of shares outstanding (d):
Basic	128		126

Diluted	128		126

For footnotes, see pages 12, 13 and 14.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income	$(298)	$37	$(268)	$2
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(6)	1	(14)	(3)
Amortization and recognition of unrecognized pension cost components, net of tax	—	—	—	1

Other comprehensive (loss) income	(6)	1	(14)	(2)

Comprehensive (loss) income	(304)	38	(282)	—
Less: Comprehensive income attributable to noncontrolling interests	28	31	59	60

Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(332)	$7	$(341)	$(60)

For footnotes, see pages 12, 13 and 14.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended June 30,
	Consolidated			Same-Store
	2022	2021	% Change	2022	2021	% Change
Number of hospitals (at end of period)	84	84		83	83
Licensed beds (at end of period)	13,341	13,320		13,289	13,320
Beds in service (at end of period)	11,608	11,748		11,556	11,748
Admissions	107,805	111,543	-3.4%	107,682	111,543	-3.5%
Adjusted admissions	247,119	248,013	-0.4%	246,771	248,004	-0.5%
Patient days	498,198	517,289		497,858	517,289
Average length of stay (days)	4.6	4.6		4.6	4.6
Occupancy rate (average beds in service)	47.3%	48.4%		47.3%	48.4%
Net operating revenues	$2,934	$3,007	-2.4%	$2,928	$3,007	-2.6%
Net inpatient revenues as a % of net operating revenues	44.9%	46.1%		44.9%	46.0%
Net outpatient revenues as a % of net operating revenues	55.1%	53.9%		55.1%	54.0%
Income from operations (f)	$119	$314	-62.1%
Income from operations as a % of net operating revenues	4.1%	10.4%
Depreciation and amortization	$133	$133
Equity in earnings of unconsolidated affiliates	$(1)	$(4)
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(326)	$6	-5533.3%
Net (loss) income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-11.1%	0.2%
Adjusted EBITDA (c)	$253	$453	-44.2%
Adjusted EBITDA as a % of net operating revenues	8.6%	15.1%
Net cash provided by operating activities	$53	$179	-70.4%

For footnotes, see pages 12, 13 and 14.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Six Months Ended June 30,
	Consolidated			Same-Store
	2022	2021	% Change	2022	2021	% Change
Number of hospitals (at end of period)	84	84		83	83
Licensed beds (at end of period)	13,341	13,320		13,289	13,320
Beds in service (at end of period)	11,608	11,748		11,556	11,748
Admissions	216,172	221,811	-2.5%	216,049	220,232	-1.9%
Adjusted admissions	478,926	474,941	0.8%	478,559	472,600	1.3%
Patient days	1,049,443	1,067,280		1,049,103	1,058,830
Average length of stay (days)	4.9	4.8		4.9	4.8
Occupancy rate (average beds in service)	50.1%	49.6%		50.2%	49.8%
Net operating revenues	$6,044	$6,020	0.4%	$6,036	$6,002	0.6%
Net inpatient revenues as a % of net operating revenues	47.2%	48.0%		47.2%	47.8%
Net outpatient revenues as a % of net operating revenues	52.8%	52.0%		52.8%	52.2%
Income from operations (f)	$389	$638	-39.0%
Income from operations as a % of net operating revenues	6.4%	10.6%
Depreciation and amortization	$261	$272
Equity in earnings of unconsolidated affiliates	$(6)	$(15)
Net loss attributable to Community Health Systems, Inc. stockholders	$(327)	$(58)	-463.8%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-5.4%	-1.0%
Adjusted EBITDA (c)	$662	$948	-30.2%
Adjusted EBITDA as a % of net operating revenues	11.0%	15.7%
Net cash provided by operating activities	$154	$280	-45.0%

For footnotes, see pages 12, 13 and 14.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$346	$507
Patient accounts receivable	2,001	2,062
Supplies	356	355
Prepaid income taxes	99	94
Prepaid expenses and taxes	263	192
Other current assets	264	269

Total current assets	3,329	3,479

Property and equipment	9,759	9,757
Less accumulated depreciation and amortization	(4,220)	(4,204)

Property and equipment, net	5,539	5,553

Goodwill	4,224	4,219

Deferred income taxes	53	53

Other assets, net	1,913	1,913

Total assets	$15,058	$15,217

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$32	$31
Current operating lease liabilities	153	147
Accounts payable	832	830
Accrued liabilities:
Employee compensation	624	655
Accrued interest	221	225
Other	433	476

Total current liabilities	2,295	2,364

Long-term debt (g)	12,183	12,109

Deferred income taxes	410	192

Long-term operating lease liabilities	569	535

Other long-term liabilities	759	827

Total liabilities	16,216	16,027

Redeemable noncontrolling interests in equity of consolidated subsidiaries	498	480

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 134,683,113 shares issued and outstanding at June 30, 2022, and 132,146,282 shares issued and outstanding at December 31, 2021	1	1
Additional paid-in capital	2,090	2,118
Accumulated other comprehensive loss	(27)	(14)
Accumulated deficit	(3,804)	(3,477)

Total Community Health Systems, Inc. stockholders’ deficit	(1,740)	(1,372)
Noncontrolling interests in equity of consolidated subsidiaries	84	82

Total stockholders’ deficit	(1,656)	(1,290)

Total liabilities and stockholders’ deficit	$15,058	$15,217

For footnotes, see pages 12, 13 and 14.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(268)	$2
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	261	272
Deferred income taxes	221	118
Stock-based compensation expense	8	13
Impairment and (gain) loss on sale of businesses, net (f)	6	23
Loss from early extinguishment of debt	5	79
Other non-cash expenses, net	95	(3)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	61	(32)
Supplies, prepaid expenses and other current assets	(72)	31
Repayment/derecognition of Medicare accelerated payments	—	(134)
Accounts payable, accrued liabilities and income taxes	(63)	(2)
Other	(100)	(87)

Net cash provided by operating activities	154	280

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(4)	(4)
Purchases of property and equipment	(191)	(212)
Proceeds from disposition of hospitals and other ancillary operations	3	7
Proceeds from sale of property and equipment	7	3
Purchases of available-for-sale debt securities and equity securities	(55)	(63)
Proceeds from sales of available-for-sale debt securities and equity securities	41	48
Purchases of investments in unconsolidated affiliates	(8)	(2)
Increase in other investments	(30)	(32)

Net cash used in investing activities	(237)	(255)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(8)	(5)
Deferred financing costs and other debt-related costs	(73)	(310)
Proceeds from noncontrolling investors in joint ventures	1	—
Redemption of noncontrolling investments in joint ventures	(1)	(3)
Distributions to noncontrolling investors in joint ventures	(73)	(66)
Other borrowings	34	19
Issuance of long-term debt	1,535	4,310
Repayments of long-term indebtedness	(1,493)	(4,396)

Net cash used in financing activities	(78)	(451)

Net change in cash and cash equivalents	(161)	(426)
Cash and cash equivalents at beginning of period	507	1,676

Cash and cash equivalents at end of period	$346	$1,250

For footnotes, see pages 12, 13 and 14.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information exclude businesses divested or closed in 2021 and one hospital opened in 2022. There were no discontinued operations reported for 2022 and 2021.

(b)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income attributable to Community Health Systems, Inc. stockholders:
Net (loss) income	$(298)	$37	$(268)	$2
Less: Income attributable to noncontrolling interests, net of taxes	28	31	59	60

Net (loss) income attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(326)	$6	$(327)	$(58)

(c)

EBITDA is a non-GAAP financial measure which consists of net (loss) income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, and expense from settlement and fair value adjustments on the contingent value right agreement liability related to the HMA legal proceedings and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net (loss) income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net (loss) income attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(326)	$6	$(327)	$(58)
Adjustments:
Provision for income taxes	200	54	223	123
Depreciation and amortization	133	133	261	272
Net income attributable to noncontrolling interests	28	31	59	60
Interest expense, net	218	219	435	449
Loss from early extinguishment of debt	—	8	5	79
Impairment and (gain) loss on sale of businesses, net	—	2	6	23

Adjusted EBITDA	$253	$453	$662	$948

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Weighted-average number of shares outstanding - basic	129	127	128	126
Add effect of dilutive securities:
Stock awards and options	—	4	—	—

Weighted-average number of shares outstanding - diluted	129	131	128	126

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for both the three months and six months ended June 30, 2022 and the six months ended June 30, 2021, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 1,152,737 shares and 1,675,586 shares during the three and six months ended June 30, 2022, respectively, and 2,967,814 shares during the six months ended June 30, 2021. During the three months ended June 30, 2021, the effect of stock awards and options on the diluted shares calculation was an increase of 3,667,872 shares.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net (loss) income attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income per share (diluted), as reported	$(2.52)	$0.04	$(2.54)	$(0.46)
Adjustments:
Loss from early extinguishment of debt	—	0.18	0.11	0.92
Impairment and (gain) loss on sale of businesses, net	—	0.01	0.04	0.14

Net (loss) income per share (diluted), excluding adjustments	$(2.52)	$0.23	$(2.40)	$0.60

(f)

Both income from operations and net (loss) income included a net non-cash expense of $2 million for the three months ended June 30, 2021, and $6 million and $23 million for the six months ended June 30, 2022 and 2021, respectively, primarily from impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for sale or sold and gains on the sale of certain businesses during such periods. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility. There were no impairment charges for the three months ended June 30, 2022.

(g)

The maximum aggregate principal amount under the ABL Facility is $1.0 billion. At June 30, 2022, the available borrowing base under the ABL Facility was $978 million, of which $84 million is reserved for outstanding letters of credit and $894 million represents excess availability. The Company had no outstanding borrowings as of June 30, 2022.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2022. These projections update selected guidance provided on April 27, 2022, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2022 guidance should be considered in conjunction with the assumptions included herein. See pages 17, 18 and 19 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2022 Projection Range
Net operating revenues (in millions)	$12,200	to	$12,500
Adjusted EBITDA (in millions)	$1,300	to	$1,400
Net loss per share - diluted	$(2.55)	to	$(1.65)
Weighted-average diluted shares (in millions)	128.0	to	129.0

The following assumptions were used in developing the 2022 guidance provided above:

•	The Company’s projections exclude the following:

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Previously recorded pandemic relief funds and the potential recognition of additional pandemic relief funds;

•	The impact of any potential future divestitures;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•

Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.2% for 2022. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•

Interest expense is estimated to be between $855 million and $875 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $820 million to $840 million. Total fixed rate debt is expected to average approximately 100% of total debt during 2022.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.9% to 1.0% for 2022.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.9% to 1.0% for 2022.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

A reconciliation of the Company’s projected 2022 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2022
	Low	High
Net loss attributable to Community Health Systems, Inc. stockholders (1)	$(326)	$(213)
Adjustments:
Depreciation and amortization	530	515
Interest expense, net	875	855
Provision for income taxes	111	123
Net income attributable to noncontrolling interests	110	120

Adjusted EBITDA (1)	$1,300	$1,400

(1)

The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net (loss) income attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt and impairment and (gain) loss on sale of businesses, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2022
Guidance
Total	$400	to	$450

•	Net cash provided by operating activities are projected as follows (in millions):

2022
Guidance
Total	$500	to	$600

•	Diluted weighted-average shares outstanding are projected to be approximately 128 million to 129 million for 2022.

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CYH Announces Second Quarter 2022 Results

July 27, 2022

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; and the spread of potentially more contagious and/or virulent forms of the virus, including variants of the virus for which currently available vaccines, treatments and tests may not be effective or authorized;

•

uncertainty regarding the magnitude and timing of any future payments or benefits we may receive or realize under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), the Consolidated Appropriations Act, 2021 (the “CAA”), the American Rescue Plan Act of 2021 (the “ARPA”) and any other future stimulus measures related to COVID-19;

•

general economic and business conditions, both nationally and in the regions in which we operate, including inflationary pressures that have significantly increased and may continue to significantly increase our expenses, the extremely competitive labor market and labor shortages, and supply chain shortages and disruptions, as well as the current and/or potential future adverse impact of such economic conditions and other factors on our net operating revenues (including our service mix, revenue mix, payor mix and/or patient volumes) and our ability to collect outstanding receivables;

•

the impact of current or future federal and state health reform initiatives, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through legislation, regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•

changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business, including any such laws or governmental regulations which are adopted in connection with the COVID-19 pandemic;

•

potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Second Quarter 2022 Results

July 27, 2022

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•

any security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•

the effects related to the implementation of the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

the impact of competitive labor market conditions and the shortage of experienced nurses, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation and competition for such positions;

•	any failure to obtain medical supplies or pharmaceuticals at favorable prices;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including cyber, general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the coronavirus causing the disease known as COVID-19;

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CYH Announces Second Quarter 2022 Results

July 27, 2022

•	any failure to comply with our obligations under license or technology agreements;

•	challenging economic conditions in non-urban communities in which we operate;

•	any developments with respect to the final auditing and reporting requirements of, or other adverse developments with respect to, the Corporate Integrity Agreement to which we are subject;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any changes in or interpretations of income tax laws and regulations; and

•

the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 17, 2022, and other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and six months ended June 30, 2022, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2022 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-